EXHIBIT 23.1



                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                           April 14, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his independent accountant's report of April 13, 2003 accompanying the audited consolidated financial statements of iNetEvents, Inc., as at December 31, 2002, in the Form 10KSB to be filed with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC
















P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702) 436-
4218, e-mail: Ktingle@worldnet.att.